EXHIBIT 10.5

                           SALARY CONVERSION AGREEMENT
                           ---------------------------

         THIS CONVERSION AGREEMENT (this "Agreement") is entered into this __ day of March, 2005, by and among CONTINENTAL BEVERAGE AND NUTRITION, INC., a Delaware corporation (the "Company"), and DAVID SACKLER ("Sackler").

                                   WITNESSETH:

         WHEREAS, Sackler serves as the Company's Chief Executive Officer and President and is currently owed accrued salary in the an aggregate amount of [Six Hundred Seventy-Eight Thousand Seven Hundred Seventy ($678,770) Dollars] and continues to accrue salary (collectively, the "Accrued Salary"); and

         WHEREAS, the Company is contemplating a private placement of at least Four Hundred Thousand Dollars ($400,000) (the "New Placement") through the issuance of the Company's 8% Senior Secured Convertible Promissory Note(s) (the "New Note"), to one or more institutional investors (the "New Investors"); and

         WHEREAS, it is a condition precedent to the New Placement that Sackler agree to convert all accrued and unpaid salary due him from the Company into shares of the Company's Common Stock (the "Common Stock") upon the happening of certain events and take such other actions as more fully set forth herein; and

         WHEREAS, the parties hereto are entering into this Agreement to convert the Accrued Salary into Common Stock on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, and in order to induce the New Investors to consummate the New Placement, the parties do hereby agree as follows:

         1.       Conversion of Accrued Salary.
                  ----------------------------

                  1.1. Automatic Conversion. Concurrent with the closing of any Acquisition Transaction, as defined herein, all Accrued Salary as of the closing date of the Acquisition Transaction (the "Acquisition Closing") shall automatically convert into that number of shares of Common Stock (such shares, hereinafter the "Conversion Shares") determined by dividing the entire outstanding Accrued Salary as of the date of the Acquisition Closing by a share price equal to the average closing price of the Common Stock for the ten (10) day period immediately preceding the Acquisition Closing; provided in no event shall such price be less than $0.10 per share (such per share price hereinafter the "Conversion Price"). [At the option of Sackler, the Accrued Salary may be converted into ___-year options to purchase that number of Conversion Shares at the Conversion Price]. As used herein, "Acquisition Transaction" shall mean: (i) any merger, share exchange, consolidation, reorganization or other business
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combination pursuant to which the businesses of a target is combined with that of the Company; (ii) the acquisition, directly or indirectly, by the Company of all or a substantial portion of the assets or common equity of a target by way of negotiated purchase or otherwise; or (iii) the acquisition, directly or indirectly, by a target of all or a substantial portion of the assets or common equity of the Company by way of negotiated purchase or otherwise. The term Acquisition Transaction shall include any reverse merger transaction the Company undertakes.

                  1.2. Issuance of New Certificates. Promptly following the occurrence of an Acquisition Closing, the Company, at its expense, shall deliver to Sackler, in Sackler's name, a certificate representing the number of fully paid and non-assessable Conversion Shares into which the Accrued Salary has been converted in accordance with the provisions of Section 1.1 above. Subject to the foregoing provisions hereof, such conversion shall be deemed to have occurred on the date of the Acquisition Closing so that Sackler shall be treated for all purposes as having become the record holder of the Conversion Shares at such time.

                  1.3. Acknowledgement, Waiver of Rights. Upon the Acquisition Closing, Sackler acknowledges that upon the conversion of the Accrued Salary, as provided herein, the Company's obligation to pay Sackler the Accrued Salary will be fully satisfied as to all amounts due thereunder and Sackler shall have no claims against the Company arising from the Accrued Salary.

         2.       Miscellaneous.
                  -------------

                  2.1. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior oral or written agreements between the parties hereto, and this Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by each party hereto.

                  2.2. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of each party hereto and their respective successors, assigns, heirs and administrators. Neither party hereto may assign its rights or obligations hereunder without the express written consent of the other party hereto. The New Investors shall be express third-party beneficiaries of this Agreement and shall have the right to enforce this Agreement against the Company and Sackler in their own right.

                  2.3. Additional Documents. Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                  2.4. Specific Performance. Each party hereto hereby acknowledges that the obligations created herein are unique and that the other parties hereto and the New Investors would suffer irreparable harm in the event of any breach of this Agreement by any party hereto for which money damages would not be an adequate remedy. Accordingly, each party hereto and the New Investors shall have the right to specific performance of this Agreement and to obtain injunctive relief in the event of any breach or threatened breach of the

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terms hereof by any party hereto in addition to any other remedies available at law or in equity. No one shall be obligated to post any bond or other security in connection with any action seeking specific performance of this Agreement or any other equitable remedy.

                  2.5. Governing Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws principles.

                  2.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [signature pages follow]

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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.

                                               COMPANY:

                                               CONTINENTAL BEVERAGE AND
                                                NUTRITIION, INC.

                                               By:
                                                   -----------------------------
                                               Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------


                                               ---------------------------------
                                                        (Signature)

                                               ---------------------------------
                                                        (Print Name)

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